BUSDOCS/1539650.4
                    SMITH BARNEY INCOME FUNDS

                       Amendment No. 11 to
        First Amended and Restated Master Trust Agreement

     The undersigned, constituting a majority of the Trustees of Smith Barney Income Funds (the "Trust"), a Massachusetts business trust, acting pursuant to the Trust's First Amended and Restated Master Trust Agreement, as currently in effect (together with any amendments thereto and designations thereunder, the "Trust Document"), do hereby certify that, in accordance with the provisions of the Trust Document, the following amendments to the Trust Document have been duly adopted by the Trustees of the Trust:

     1. The name of the Trust is hereby changed from "Smith Barney Income Funds" to "Legg Mason Partners Income Funds," and all references to the name of the Trust in the Trust Document are hereby accordingly amended.

     2. The name of each Sub-Trust of the Trust listed below is hereby changed as set forth below, and all references to such Sub-Trusts in the Trust Document are hereby amended accordingly:

        Current Sub-Trust Name and   New Sub-Trust Name and Class
        Class Name, if applicable    Name, if applicable
        SB Capital and Income Fund   Legg Mason Partners Capital and
                                     Income Fund
        SB Convertible Fund          Legg Mason Partners Convertible
                                     Fund
        Smith Barney Diversified     Legg Mason Partners Diversified
        Strategic Income Fund        Strategic Income Fund
        Smith Barney Dividend and    Legg Mason Partners Dividend
        Income Fund                  and Income Fund
        Smith Barney Exchange        Legg Mason Partners Exchange
        Reserve Fund                 Reserve Fund
        Smith Barney High Income     Legg Mason Partners High Income
        Fund                         Fund
        Smith Barney Municipal High  Legg Mason Partners Municipal
        Income Fund                  High Income Fund
        Smith Barney Total Return    Legg Mason Partners Total
        Bond Fund                    Return Bond Fund

This Amendment shall become effective on April 7, 2006 at 9:00 a.m. EDT.

                   [signature page to follow]

IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Amendment as of the ____ day of March 2006.






Leopold Abraham II, as        Jane F. Dasher, as Trustee
Trustee                       and not individually
and not individually


Donald R. Foley, as Trustee   R. Jay Gerken, as Trustee
and not individually          and not individually


Richard E. Hanson, Jr., as    Paul Hardin, as Trustee
Trustee                       and not individually
and not individually


Roderick C. Rasmussen, as     John P. Toolan, as Trustee
Trustee                       and not individually
and not individually